UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2024

Commission File No. 000-55000

EARTH SCIENCE TECH, INC.

(Exact name of registrant as specified in its charter)

florida	80-0961484
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

8950 SW 74 th CT

Suite 1401

Miami, FL 33156, USA

(Address of principal executive offices, zip code)

(305) 724-5684

(Registrant’s telephone number, including area code)

8950 SW 74th CT

Suite 101

Miami, FL 33156, USA

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value	ETST	Over the Counter Bulletin Board

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition

On October 1, 2024, Earth Science Tech, Inc., a Florida corporation (the “Company”), completed the acquisition of Avenvi, LLC., (“Avenvi”), a Florida limited liability company, for one million fifty-eight thousand seven hundred eighty-eight dollars and thirty cents cash. The payment structure included an upfront payment of two hundred fifty-eight thousand seven hundred eighty-eight dollars and thirty cents at closing, followed by subsequent monthly payments of two hundred thousand dollars for the next four months. The acquisition encompasses approximately four acres of vacant residential real estate intended for development, one commercial property comprising nearly half an acre featuring a standalone building with five thousand square feet, and cash or cash equivalents held by Avenvi. Visit: avenvi.com

Related Party Transaction

Giorgio R. Saumat, who currently serves as the Company’s Chief Executive Officer (CEO) and the Chairman of Board, is the seller in this transaction. The transaction was reviewed and approved by the Board of Directors to ensure that the terms were no less favorable to the Company than those that could be obtained from unaffiliated third parties.

On October 1, 2024, the Company completed the acquisition of Mister Meds, LLC, a Texas limited liability company for fifty-four thousand two hundred dollars cash. Visit: mistermeds.com

Related Party Transaction

Mario G. Tabraue, who currently serves as the Company’s Chief Operations Officer (COO) and is a Director of the Board, is the seller in this transaction. The transaction was reviewed and approved by the Board of Directors to ensure that the terms were no less favorable to the Company than those that could be obtained from unaffiliated third parties.

Item 8.01 Other Events

On October 1, 2024, the company expanded into the pet and wildlife industry by launching Zoolzy, a brand under Peaks Curative, LLC. Zoolzy specializes in providing compounded medications tailored by RxCompoundstore.com, LLC., to the unique health needs of pets and wildlife. Visit: Zoolzy.com

On October 1, 2024, the Company relocated its principal office to 8950 SW 74th CT Suite 1401, Miami, FL 33156. The new office spans approximately one thousand one hundred twenty-five square feet, adding to the existing two thousand five hundred square feet of administrative space. This brings the Company’s total space to around seven thousand one hundred twenty-five total square feet, which includes approximately three thousand one hundred twenty-five square feet of administrative space, about two thousand square feet dedicated to pharmacy operations, and around one thousand five hundred square feet for off-site storage.

As of September 30, 2024, the Company has repurchased a total of eleven million five hundred forty five thousand eight hundred ninety eight shares of its common stock out of its five million dollar common stock repurchase program initiated on January 29, 2024. Repurchases have been made at management’s discretion from time to time through privately negotiated transactions. The repurchase program expires December 31, 2025, may be suspended for periods or discontinued at any time, and does not obligate the Company to acquire any amount of shares.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: October 7, 2024	By:	/s/ Giorgio R. Saumat
Giorgio R. Saumat
	Its:	CEO and Chairman of the Board